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                                                                    EXHIBIT 11.1

                                   SEEC, INC.

           COMPUTATION OF SHARES USED IN COMPUTING NET INCOME (LOSS)
                    PER COMMON AND COMMON EQUIVALENT SHARES

             YEARS ENDED MARCH 31, 1993, 1994, 1995, 1996 AND 1997,
              AND THE SIX MONTHS ENDED SEPTEMBER 30, 1996 AND 1997

                                                                                                     SIX MONTHS ENDED
                                                  YEARS ENDED MARCH 31                                 SEPTEMBER 30
                                                  --------------------                                 ------------

                           1993           1994           1995            1996           1997          1996         1997
                           ----           ----           ----            ----           ----          ----         ----
Weighed average
   number of common
   equivalent
   shares not
   subject to the
   provisions of
   SAB No. 83:
   Common shares      1,942,261       2,036,752      2,037,431      2,043,655       3,036,027      2,131,622    5,002,391
   issued and
   outstanding
Common equivalent
   shares
   consisting of
   options and        --              --             --             --              --               195,211      513,620
   warrants
Reduction in common
   equivalent
   shares through
   application of
   the treasury       --              --             --             --              --                (1,011)    (210,641)
   stock method       ---------       ---------      ---------      ---------       ---------      ---------    ---------
                      1,942,261       2,036,752      2,037,431      2,043,655       3,036,027      2,325,822    5,305,370
                      ---------       ---------      ---------      ---------       ---------      ---------    ---------

Common and common
   equivalent
   shares subject
   to the
   provisions of
   SAB No. 83:
   Issuance of
   common stock to:
   ERA Software
   Systems Private,
   Ltd. an
   affiliate, in        226,305         226,305        226,305        226,305       --               226,305    --
   connection with
   the acquisition
   of software rights

Related party note
   holders in
   exchange for
   principal and        184,198         184,198        184,198        184,198       --               184,198    --
   accrued interest
Officers/shareholders
   in exchange for
   the outstanding
   balance of
   deferred
   compensation and      52,827          52,827         52,827         52,827       --                52,827    --
   accrued interest
Related parties
   through private
   placements            47,589          47,589         47,589         47,589       --                47,589    --

Unrelated third
   parties through
   private placement    163,836         163,836        163,836        163,836       --               163,836    --


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
Common stock
   equivalents
   consisting of
   stock options        64,859          64,859         64,859         64,859        --               64,859     --
Reduction in common
   and common
   equivalent
   shares through
   application of
   the treasury       (153,219)       (153,219)      (153,219)      (153,219)       --             (153,219)    --
   stock method       --------        --------       --------       --------        ---------      --------     ---------
                       586,395         586,395        586,395        586,395        --              586,395     --
                      --------        --------       --------       --------        ---------      --------     ---------
Weighted average
   number of common
   and common
   equivalent
   shares            2,528,656       2,623,147      2,623,826      2,630,050        3,036,027     2,912,217     5,305,370
   outstanding       =========       =========      =========      =========        =========     =========     =========
Net income (loss)
   applicable to
   common and
   common
   equivalent shares $(416,396)      $(222,485)     $(396,292)     $(341,945)       $(396,389)    $  32,016     $ 875,769
                     =========       =========      =========      =========        =========     =========     =========
Net income (loss)
   per common and
   common
   equivalent share  $    (.16)      $    (.08)     $    (.15)     $   (.13)        $    (.13)    $     .01     $     .17
                     =========       =========      =========      ========         =========     =========     =========